Exhibit 10.9

RETIREMENT PLAN FOR NONEMPLOYEE DIRECTORS

OF OMNOVA SOLUTIONS INC.

Effective October 1, 1999

As Amended and Restated Effective January 1, 2009

Section 1. PURPOSE

The purpose of the Plan is to provide nonemployee Directors of the Company with additional compensation for their services on the Board and to assist the Company in attracting and retaining qualified individuals to serve as Directors. The Plan was originally effective October 1, 1999. This amendment and restatement is effective January 1, 2009. However, benefits under this Plan that commenced payment prior to January 1, 2009, shall be paid in accordance with the terms of this Plan as in effect prior to January 1, 2009.

Section 2. DEFINITIONS

“Code” means the Internal Revenue Code of 1986, as presently in effect or hereafter amended.

“Company” shall mean OMNOVA Solutions Inc.

“Credited Service” shall mean all service as a Director of the Company, including service as a Director prior to the Original Effective Date; provided, however, that effective February 1, 2000, the Directors identified in Appendix A hereto shall accrue no further months of Credited Service under the Plan; and provided, further, that effective January 1, 2006, the Directors identified in Appendix B hereto shall accrue no further months of Credited Service under the Plan.

“Director” shall mean a member or former member of the Board of Directors of the Company who is not and has never been an employee of the Company or any of its subsidiaries.

“Effective Date” of the Plan shall mean, with respect to this amended and restated Plan, January 1, 2009.

“Original Effective Date” of the Plan shall mean October 1, 1999.

“Plan” shall mean the Retirement Plan for Nonemployee Directors of OMNOVA Solutions Inc.

“Plan Administrator” shall mean the OMNOVA Solutions Inc. Compensation and Corporate Governance Committee.

“Retainer” shall mean the fee established by the Board of Directors of the Company and paid for service as a Director, but excluding meeting fees, committee fees and expense reimbursement; provided, however, that effective January 1, 2006, for all persons eligible for a benefit under the Plan who are continuing to serve as a Director of the Company at that date, “Retainer” shall mean the sum of the cash compensation and the equity compensation paid to a Director annually for his or her service on the Board, but excluding committee chair fees and expense reimbursements.

“Separation from Service” shall mean the termination of a Director’s services with the Board of Directors, as determined in accordance with Section 409A of the Code and the related treasury regulations.

Section 3. PARTICIPATION

All persons who were Directors on and after the Original Effective Date shall be eligible to participate in the Plan; provided, however, that no person whose service as a Director begins on or after February 1, 2000, shall be eligible to participate in the Plan.

Section 4. ELIGIBILITY FOR BENEFITS

Only those Directors who experience a Separation from Service with the Board of Directors of the Company after 60 whole or partial months of Credited Service following his first election or appointment to the Board shall be entitled to benefits under the Plan.

Section 5. AMOUNT OF BENEFITS

Effective January 1, 2006, for all active Directors eligible for a benefit under the Plan, the benefit payable under the Plan shall be an annual amount equal to .60 x the Retainer in effect on the date the Director experiences a Separation from Service (the “Retirement Benefit”), which shall be payable in equal consecutive monthly installments until the number thereof equals the lesser of (a) the total number of calendar months (including any partial months) of service by the individual as a Director, or (b) 120 monthly installments.

Any Director eligible for a benefit under the Plan who experienced a Separation from Service before January 1, 2006, shall be entitled to an annual amount equal to the Retainer in effect on the date of the Director’s Separation from Service, payable in consecutive monthly installments until the number thereof equals the lesser of (a) the total number of calendar months (including any partial months) of service by the individual as a Director or (b) 120 monthly installments.

In addition, the Company has assumed (subject to legal requirements for director acquiescence) the obligations of GenCorp Inc. as of September 30, 1999, to pay retirement income under the Retirement Plan for Nonemployee Directors of GenCorp Inc. (the “GenCorp Plan”) to all GenCorp Directors resigning to become a Director of the Company as of October 1, 1999. Such assumed obligations will be paid as retirement income in accordance with the terms of this Plan.

Section 6. PAYMENT OF BENEFITS

(A) Monthly Installments.

(i) The normal form of benefit payments hereunder shall be monthly installments continuing during the life of the former Director until the number thereof equals the lesser of (a) the total number of calendar months (including any partial months) of service by the individual as a Director, or (b) 120 monthly installments hereunder. Monthly installments shall commence (in accordance with a valid election made by the Director in writing under such procedures and utilizing such administrative forms as are reasonably adopted by the Plan Administrator) as of either (x) a date certain after January 1, 2009 (assuming that the Director has experienced a Separation from Service prior thereto), or (y) 30 days following Separation from Service. In the event that the Director does not make such valid election, the default timing for commencement of monthly installments shall be 30 days following Separation from Service.

(ii) If a former Director dies prior to receipt of the applicable maximum number of monthly installments specified in paragraph (A)(i) of this Section 6, the aggregate amount of such unpaid monthly installments shall be paid, in a lump sum, to the surviving spouse of or other beneficiary designated by such former Director or, if neither survives the former Director, then the former Director’s estate.

(B) Lump Sum Payments.

(i) Election. Amounts due to a participant under this Plan may be paid in a lump sum in lieu of monthly installments in accordance with an election by the Director made in writing and on the administrative form provided by the Plan Administrator. An election to receive a lump sum distribution must be made not later than December 31, 2008. Lump sum payment shall be made (in accordance with a valid election made by the Director in writing under such procedures and utilizing such administrative forms as are reasonably adopted by the Plan Administrator) as of either (a) a date certain after January 1, 2009 (assuming that the Director has experienced a Separation from Service prior thereto), or (b) 30 days following Separation from Service.

(ii) Amount. The amount of any lump sum payment hereunder will be the present value of the monthly installments that could have been elected under Section 6(A) using a discount factor which is equal to the yield to maturity, as reported in the Midwest Edition of The Wall Street Journal, of the 30-year Treasury Bond in effect two months prior to (a) the date of the Director’s Separation from Service, or (b) the date elected for the distribution of the lump sum payment.

(C) Notwithstanding the foregoing to the contrary, benefits under this Plan that commenced payment prior to January 1, 2009, shall be paid in accordance with the terms of this Plan as in effect prior to January 1, 2009.

Section 7. SUSPENSION OF BENEFITS

If a former Director who is receiving monthly installments hereunder returns to service as a Director, payment thereof shall be suspended during such service and shall commence again on the last day of the month following the month in which the Director experiences a Separation from Service with respect to such subsequent service. The amount of each monthly payment following such Separation from Service shall be equal to one-twelfth of the Retirement Benefit in effect at the time of such subsequent Separation from Service. Other provisions hereof notwithstanding, the total number of monthly benefit payments hereunder to a former Director and/or his or her spouse, beneficiary or estate, including payments both before and after a period of subsequent service, shall not exceed the applicable maximum number specified in Section 6 above.

Section 8. EMPLOYMENT BY THE COMPANY

If a Director or former Director becomes an employee of the Company or of any of its subsidiaries, benefit payments under the Plan shall cease and such individual will have no right to any further benefits under the Plan.

Section 9. FUNDING

No promise under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises. Benefit payments shall be made from the Company’s treasury.

Section 10. ADMINISTRATION

The Plan Administrator shall have full power and discretionary authority to administer the Plan including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such action as the Plan Administrator, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. The Treasurer of the Company shall provide the Plan Administrator with such assistance as is requested by the Plan Administrator with regard to the administration of the Plan.

Section 11. ALIENATION OF BENEFITS

No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt thereat shall be void. No such benefit shall, prior to receipt thereof by an individual, be in any manner liable for or subject to such individual’s debts, contracts, liabilities, engagements, or torts.

Section 12. WITHHOLDING TAXES

The Company shall deduct from the amount of any payments hereunder, all taxes required to be withheld by applicable laws.

Section 13. GOVERNING LAW

This Plan shall be governed and construed by the laws of the State of Ohio.

Section 14. AMENDMENT, MODIFICATION, OR TERMINATION OF THE PLAN

The Board of Directors at any time may terminate and, in any respect, amend or modify the Plan.

Section 15. CODE SECTION 409A COMPLIANCE

This Plan is intended to be operated in compliance with the provisions of Section 409A of the Code (including any rulings or regulations promulgated thereunder). In the event that any provision of this Plan fails to satisfy the provisions of Section 409A of the Code, then such provision shall be reformed so as to comply with Section 409A of the Code and to preserve as closely as possible the intention of the Company in maintaining this Plan; provided that, in the event it is determined not to be feasible to so reform a provision of this Plan as it applies to a payment or benefit due to a Director or his or her beneficiary(ies), such payment shall be made without complying with Section 409A of the Code.

APPENDIX A

Steven W. Percy

APPENDIX B

Edward P. Campbell